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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227231

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(2)

Common stock, $0.0001 par value per share	5,750,000(1)	$80.30	$461,725,000	$50,374.20

(1)
Includes shares of common stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of Common Stock.

(2)
The registration fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-227231) filed by the Registrant on September 7, 2018.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 7, 2018)

$401,500,000

Common Stock

        We are offering $401,500,000 of common stock to be sold in the offering.

        This prospectus supplement amends and supplements, and should be read in conjunction with, the prospectus included in our registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (Registration No. 333-227231) on September 7, 2018.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "HQY." The last reported sale price of our common stock on the NASDAQ Global Select Market on February 16, 2021 was $85.40 per share.

        Investing in our common stock involves risks. You should carefully read and consider the "Risk Factors" section beginning on page S-9 of this prospectus before investing in our common stock.

	Per Share	Total

Public offering price	$80.30	$401,500,000

Underwriting discounts and commissions(1)	$0.80	$4,000,000

Proceeds, before expenses, to HealthEquity, Inc	$79.50	$397,500,000

(1)
We refer you to "Underwriting" beginning on page S-19 of this prospectus supplement for additional information regarding underwriting compensation.

        The underwriter has an option to buy up to an additional 750,000 shares of common stock from us at a price of $79.50 per share. The underwriter may exercise this option for 30 days.

        The underwriter expects to deliver the shares of common stock against payment therefor in book entry form only through the facilities of The Depository Trust Company on or about February 19, 2021.

BofA Securities

February 16, 2021

Prospectus Supplement

Prospectus

        Neither we nor the underwriter have authorized anyone to provide you with information that is different from the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriter take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. The underwriter is not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC").

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the

S-i

accompanying prospectus. The second part, the accompanying prospectus, gives more general information. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

        The terms "we," "our" and similar terms used in this prospectus supplement and the accompanying prospectus refer to HealthEquity, Inc. only, and not to its subsidiaries, unless the context requires otherwise.

        Unless otherwise indicated, the information in this prospectus supplement assumes the underwriter does not exercise its option to purchase up to an additional 750,000 shares of our common stock.

Presentation of Financial Information

        The historical financial information included in this prospectus is derived from historical financial statements as follows:

  •
  the historical consolidated statements of operations and comprehensive income, the consolidated statements of stockholders' equity and the consolidated statements of cash flows for HealthEquity for the fiscal years ended January 31, 2020, 2019 and 2018 and the historical consolidated balance sheets as of January 31, 2020 and 2019 have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which is incorporated by reference into this prospectus supplement and accompanying prospectus;

  •
  the historical condensed consolidated statements of operations and comprehensive income, the condensed consolidated statements of stockholders' equity and the condensed consolidated statements of cash flows for HealthEquity for the nine months ended October 31, 2020 and 2019 and the historical balance sheet data as of October 31, 2020 have been derived from HealthEquity's unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2020, which is incorporated by reference into this prospectus supplement and accompanying prospectus; and

  •
  the consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of stockholders' equity and consolidated statements of cash flows for WageWorks, Inc. ("WageWorks") for the fiscal years ended December 31, 2018 and 2017 and the consolidated balance sheets as of December 31, 2018 and 2017 have been derived from WageWorks' audited annual consolidated financial statements included in our Current Report on Form 8-K filed on July 8, 2019, and incorporated by reference, in part, into this prospectus supplement.

        You should not take historical results as necessarily indicative of the results that may be expected for any future period. You should read our financial information contained in this prospectus supplement in conjunction with our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2020, July 31, 2020 and October 31, 2020, which are incorporated by reference herein.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements that involve risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals, and expectations concerning our markets and market position, future operations, expenses and other results of operations, margins, profitability, tax rates, capital expenditures, liquidity and capital resources, and other financial and operating information. When used in this discussion, the words "may," "believes," "intends," "seeks," "anticipates," "plans," "estimates," "expects," "should," "assumes," "continues," "could," "will," "future," and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties, and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

  •
  the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;

  •
  our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;

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  our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;

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  our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;

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  our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets including those referenced in this prospectus supplement;

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  the significant competition we face and may face in the future, including from those with greater resources than us;

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  our reliance on the availability and performance of our technology and communications systems;

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  recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

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  the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

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  our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;

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  our reliance on partners and third-party vendors for distribution and important services;

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  our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;

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  our ability to protect our brand and other intellectual property rights;

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  our reliance on our management team and key team members; and

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  other risks and factors listed under "Risk Factors" and elsewhere in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

        In light of these risks, uncertainties and other factors, the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision.

 HealthEquity

        We are a leader and an innovator in providing technology-enabled services platforms that empower consumers to make healthcare saving and spending decisions. Consumers and employers use our platforms to manage tax-advantaged health savings accounts ("HSAs") and other consumer-directed benefits ("CDBs") offered by employers, including flexible spending accounts and health reimbursement arrangements, Consolidated Omnibus Budget Reconciliation Act ("COBRA") administration through our subsidiary WageWorks, Inc., commuter and other benefits, compare treatment options and pricing, evaluate and pay healthcare bills, receive personalized benefit information, access remote and telemedicine benefits, earn wellness incentives, and receive investment advice to grow their tax-advantaged healthcare savings.

        The core of our offerings is the HSA, a financial account through which consumers spend and save long-term for healthcare expenses on a tax-advantaged basis. As of January 31, 2021, we administered 5.8 million HSAs, with balances totaling $14.3 billion, which we call HSA Assets. Also, as of January 31, 2021, we administered 7.0 million complementary CDBs. We refer to the aggregate number of HSAs and other CDBs on our platforms as Total Accounts, of which we had 12.8 million as of January 31, 2021. As of January 31, 2021, our average member had an HSA balance of $2,479, which represents year-over-year growth of 15%. The average age of our HSAs as of January 31, 2021 was 3.6 years, including 31% that had been open for two years or less, and approximately 5.8% of which held investments.

        We reach consumers primarily through relationships with their employers, which we call Clients. We reach Clients primarily through a sales force that calls on Clients directly, relationships with benefits brokers and advisors, and integrated partnerships with a network of health plans, benefits administrators, benefits brokers and consultants, and retirement plan recordkeepers, which we call Network Partners. As of January 31, 2021, our platforms were integrated with 174 Network Partners and more than 100,000 Clients and our Network Partners managed approximately 35% of defined contribution plan assets.

        According to Devenir, today we are the largest HSA provider by accounts and second largest by assets. In addition, we believe we are the largest provider of other CDBs. We seek to differentiate ourselves through our proprietary technology, product breadth, ecosystem connectivity, and service-driven culture. Our proprietary technology is designed to help consumers optimize the value of their HSAs and other CDBs, as they gain confidence and skill in their management of financial responsibility for lifetime healthcare.

        Our ability to engage consumers is enhanced by our platforms' capacity to securely share data in both directions with others in the health, benefits, and retirement ecosystems, which we call Ecosystem Partners. Our commuter benefits offering also leverages connectivity to an ecosystem of mass transit, ride hailing, and parking providers. These strengths reflect our "DEEP Purple" culture of remarkable service to customers and teammates, achieved by driving excellence, ethics, and process into everything we do.

        We earn revenue primarily from three sources: service, custodial, and interchange. We earn service revenue mainly from fees paid by Clients on a recurring per-account per-month basis. We earn custodial revenue mainly from HSA Assets held at our members' direction in federally insured cash deposits, insurance contracts or mutual funds, and from investment of Client-held funds. We earn interchange revenue mainly from fees paid by merchants on payments that our members make using our physical payment cards and virtual platforms.

        HealthEquity, Inc. was incorporated as a Delaware corporation on September 18, 2002. Our principal business office is located at 15 W. Scenic Pointe Dr., Ste. 100, Draper, Utah 84020. Our website address is www.healthequity.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and such information should not be considered to be part of this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Recent Developments

Expected Fiscal Year 2021 Financial Results

        For the fiscal year ended January 31, 2021, the Company stated that it expects to report revenue in the range of $729 million to $733 million, net income in the range of $5 million to $8 million and Adjusted EBITDA in the range of $236 million to $240 million. A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income, the most comparable GAAP measure, follows:

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

(in millions)	Outlook for the year ending January 31, 2021
Net income	$5 - 8
Interest income	(1)
Interest expense	34
Income tax provision	3 - 4
Depreciation and amortization	39
Amortization of acquired intangible assets	76
Stock-based compensation expense	43
Merger integration expenses	40
Other	(3)

Adjusted EBITDA	$236 - 240

        The Company is still conducting its year-end closing and review procedures, and there can be no assurance that its final results for the fiscal year ended January 31, 2021 will not be changed. The results for the fiscal year ended January 31, 2021 are subject to year-end closing procedures and/or adjustments and should not be viewed as a substitute for full-fiscal period financial statements prepared in accordance with accounting principles generally accepted in the United States. This preliminary financial information has been prepared by, and is the responsibility of management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Potential Acquisition

        In January 2021, we entered into a non-binding letter of intent, and are currently engaged in discussions, on a proposed acquisition of a software technology company for an aggregate purchase price anticipated to be less than $75 million. The proposed acquisition is consistent with our strategy to identify, acquire and integrate acquisitions to grow our business, and would provide a complementary technology platform to support our existing product offerings. However, there can be no assurance that we will successfully reach agreement and consummate this proposed acquisition.

THE OFFERING

Common stock offered by us	5,000,000 shares
Common stock to be outstanding after this offering	82,168,042 shares
Option to purchase additional shares	We have granted the underwriter a 30-day option to purchase up to an additional 750,000 shares of our common stock from us.
Use of proceeds

We expect that the net proceeds from this offering will be approximately $397.0 million (or up to approximately $456.6 million if the underwriter exercises its option to purchase additional shares) after deducting the estimated discount to the underwriter and the related fees and expenses of this offering. We intend to use the net proceeds from this offering for potential acquisitions, repayment of indebtedness and other general corporate purposes. See "Use of Proceeds."

NASDAQ Global Select Market trading symbol	"HQY"
Risk factors

See "Risk Factors" beginning on page S-9 of this prospectus supplement and the other information included and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding whether to invest in our common stock.

        The number of shares of our common stock to be outstanding after this offering, as shown above, is based on 77,168,042 shares of our common stock outstanding as of January 31, 2021, and excludes:

  •
  1.7 million shares of our common stock issuable upon the exercise of outstanding stock options as of January 31, 2021 with a weighted-average exercise price of $31.46 per share;

  •
  2.0 million shares of our common stock issuable upon vesting and settlement of outstanding restricted stock units and restricted stock awards as of January 31, 2021; and

  •
  6.4 million shares of our common stock reserved for future issuance under our 2014 Equity Incentive Plan as of January 31, 2021.

        Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter's option to purchase additional shares of common stock.

 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table presents our summary historical consolidated financial data as of and for the fiscal years ended January 31, 2020, 2019 and 2018. The summary historical consolidated financial data as of January 31, 2020 and 2019, and for the fiscal years ended January 31, 2020, 2019 and 2018, have been derived from our audited consolidated financial statements and accompanying notes contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which is incorporated by reference into this prospectus supplement.

        Our summary historical consolidated financial data as of October 31, 2020 and for the nine-month periods ended October 31, 2020 and 2019 have been derived from our historical unaudited interim condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2020, which is incorporated by reference into this prospectus supplement. These financial statements are unaudited, but, in the opinion of our management, contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of our financial condition, results of operations and cash flows for the periods presented.

        Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods. The information set forth below is only a summary. You should read the following information together with our consolidated financial statements and accompanying notes and the sections entitled "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2020, July 31, 2020 and October 31, 2020, which are incorporated by reference into this prospectus supplement, and in our other reports filed with the SEC. The summary historical data presented below constitutes historical financial data of HealthEquity. For more information, see "Where You Can Find More Information."

	Nine months ended (unaudited)		Year ended January 31,
(in thousands, except for per share data)	31-Oct 2020	31-Oct 2019	2020	2019	2018
Consolidated statements of operations data:
Revenue	$545,401	$330,793	$531,993	$287,243	$229,525
Cost of revenue	230,985	118,565	206,084	106,050	94,609
Gross profit	314,416	212,228	325,909	181,193	134,916
Operating expenses	278,815	149,764	248,903	103,523	80,498
Income from operations	35,601	62,464	77,006	77,670	54,418
Other income (expense)	(30,119)	(18,702)	(33,851)	(1,852)	(2,229)
Income before income taxes	5,482	43,762	43,155	75,818	52,189
Income tax provision	2,015	3,908	3,491	1,919	4,827

Net income	$3,467	$39,854	$39,664	$73,899	$47,362

Net income per share attributable to common stockholders:
Basic	$0.05	$0.61	$0.59	$1.20	$0.79
Diluted	$0.05	$0.59	$0.58	$1.17	$0.77
Weighted-average number of shares used in computing net income per share attributable to common stockholders:
Basic	73,358	65,727	67,026	61,836	60,304
Diluted	74,665	67,150	68,453	63,370	61,854
Consolidated balance sheet data:
Cash and cash equivalents	$299,356	$174,557	$191,726	$361,475	$240,269
Working capital	244,671	128,463	145,363	365,624	244,906
Total assets	2,657,262	2,559,921	2,564,981	510,016	369,159
Total liabilities	1,302,005	1,542,160	1,534,686	32,937	22,885
Total stockholders' equity	$1,355,257	$1,017,761	$1,030,295	$477,079	$346,274
Reconciliation of Net Income to Adjusted EBITDA
Net income	$3,467	$39,854	$39,664	$73,899	$47,362
Interest income	(850)	(5,273)	(5,905)	(1,946)	(734)
Interest expense	28,110	10,355	24,772	270	274
Income tax provision	2,015	3,908	3,491	1,919	4,827
Depreciation and amortization	28,580	12,940	20,648	12,256	11,089
Amortization of acquired intangible assets	56,905	16,036	34,704	5,929	4,863
Stock-based compensation expense	30,313	21,840	30,107	21,057	14,310
Merger integration expenses(1)	31,328	20,459	32,111	—	—
Acquisition costs(2)	79	40,712	40,810	2,121	2,197
Gain (loss) on marketable equity securities	—	(27,570)	(27,760)	102	—
Other(3)	4,202	1,854	3,811	2,775	492

Adjusted EBITDA(4)	$184,149	$135,115	$196,453	$118,382	$84,680

(1)
For the year ended January 31, 2020, merger integration expenses include $1.6 million of stock-based compensation expense related to post-acquisition integration activities.

(2)
For the year ended January 31, 2020, acquisition costs include $13.7 million of stock-based compensation expense related to awards that were accelerated in connection with the WageWorks acquisition.

(3)
For the nine months ended October 31, 2020 and 2019, Other consisted of amortization of incremental costs to obtain a contract of $1.4 million and $1.4 million, non-income-based taxes of $1.2 million and $0.4 million, and other costs of $1.5 million and $0.1 million, respectively. For the years ended January 31, 2020 and 2019, Other consisted of amortization of incremental costs to obtain a contract of $1.9 million and $1.5 million, and other costs of $1.9 million and $1.3 million, respectively. For the year ended January 31, 2018, Other consisted of non-income based taxes of $0.4 million and other costs of $0.1 million.

(4)
Adjusted EBITDA is defined as adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on marketable equity securities, and certain other non-operating items.

RISK FACTORS

        Investing in our common stock involves risk. These risks are described below, under "Risk Factors" in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, as updated by our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2020, July 31, 2020 and October 31, 2020, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and in the other documents we file with the SEC from time to time. See "Where You Can Find More Information". Before making a decision to invest in our common stock, you should carefully consider these risks, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to Our Common Stock and this Offering

The market price of our common stock may be volatile.

        The stock market in general has been highly volatile. As a result, the market price and trading volume for our common stock may also be highly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. Factors that could cause the market price of our common stock to fluctuate significantly include:

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  the COVID-19 pandemic and the related impact on our business, results of operations, financial condition and liquidity;

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  our operating and financial performance and prospects and the performance of other similar companies;

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  our quarterly or annual earnings or those of other companies in our industry;

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  conditions that impact demand for our products and services;

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  the public's reaction to our press releases, financial guidance and other public announcements, and filings with the SEC;

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  changes in earnings estimates or recommendations by securities or research analysts who track our common stock;

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  market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

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  strategic actions by us or our competitors, such as acquisitions or restructurings;

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  changes in government and other regulations;

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  changes in accounting standards, policies, guidance, interpretations or principles;

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  arrival and departure of key personnel;

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  sales of common stock by us, our investors or members of our management team; and

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  changes in general market, economic and political conditions in the U.S. and global economies or financial markets, including those resulting from natural disasters, telecommunications failure, cyber-attack, pandemics, such as the recent outbreak of COVID-19, civil unrest in various parts of the world, acts of war, terrorist attacks or other catastrophic events.

        Any of these factors may result in large and sudden changes in the trading volume and market price of our common stock and may prevent you from being able to sell your shares at or above the price you paid for your shares of our common stock. Following periods of volatility in the market price of a company's securities, stockholders often file securities class-action lawsuits against such company. Our involvement in a class-action lawsuit could divert our senior management's attention and, if adversely determined, could have a material and adverse effect on our business, financial condition and results of operations.

We do not intend to pay regular cash dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

        We have no current plans to declare and pay any cash dividends for the foreseeable future. We currently intend to retain all our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Future offerings of debt or equity securities, which may rank senior to our common stock, may adversely affect the market price of our common stock.

        If we decide to issue debt securities in the future, in addition to our current outstanding indebtedness, which would rank senior to shares of our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any equity securities or convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their shareholdings in us.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

        Certain provisions in our governing documents could make a merger, tender offer or proxy contest involving us difficult, even if such events would be beneficial to the interests of our stockholders. These provisions include the inability of our stockholders to act by written consent and certain advance notice procedures with respect to stockholder proposals and nominations for candidates for the election of directors. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits stockholders owning in excess of 15% of our outstanding voting stock from merging or combining with us. Accordingly, our board of directors could rely upon these or other provisions in our governing documents and Delaware law to prevent or delay a transaction involving a change in control of our company, even if doing so would benefit our stockholders.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or team members.

        Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim for breach of a fiduciary duty owed by any of our directors and officers to us or our stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws, or any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other team members, which may discourage such lawsuits against us and our directors, officers and other team members. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

 USE OF PROCEEDS

        We expect that the net proceeds from this offering will be approximately $397.0 million (or up to approximately $456.6 million if the underwriter exercises its option to purchase additional shares of common stock) after deducting the estimated discount to the underwriter and the related fees and expenses of this offering. We intend to use the net proceeds from this offering for potential acquisitions, repayment of indebtedness and other general corporate purposes. Such potential acquisitions may include the acquisition under discussion described under "Summary—Recent Developments" above.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of October 31, 2020 on:

  •
  an actual basis; and

  •
  an as adjusted basis giving effect to this offering and estimated expenses.

        You should read this table in conjunction with "Use of Proceeds" appearing elsewhere in this prospectus supplement and our audited and unaudited financial statements and the accompanying notes, which are incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2020, July 31, 2020 and October 31, 2020.

	As of October 31, 2020
(in thousands, except share data)	Actual	As Adjusted(1)
Cash and cash equivalents	$299,356	$696,356

Long-term indebtedness (including current portion)	$1,001,058	$1,001,058

Stockholders' equity:
Common stock, $0.0001 par value; 900,000 authorized shares; 76,951 issued and outstanding shares, actual; and 81,951 issued and outstanding shares, as adjusted	8	8
Additional paid-in capital	1,140,268	1,537,268
Accumulated earnings	214,981	214,981

Total stockholders' equity	1,355,257	1,752,257

Total capitalization	$2,356,315	$2,753,315

(1)
Assumes for illustrative purposes only that the over-allotment option is not exercised and that the net proceeds from this offering will aggregate to $397.0 million.

 DESCRIPTION OF COMMON STOCK

        As of January 31, 2021, there were 77,168,042 shares of our common stock issued and outstanding. See "Description of Securities—Common Stock" in the accompanying prospectus for a summary description of our common stock.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of certain material U.S. federal income tax consequences to non-U.S. holders relating to the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder's particular circumstances or to non-U.S. holders that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  persons subject to the alternative minimum tax or the tax on net investment income;

  •
  tax-exempt organizations;

  •
  controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons that own, or are deemed to own, more than five percent of our common stock, except to the extent specifically set forth below;

  •
  a person subject to special tax accounting rules under Section 451(b) of the Code;

  •
  real estate investment trusts or regulated investment companies;

  •
  former U.S. citizens or former long-term residents of the United States;

  •
  persons who hold our common stock as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction; or

  •
  persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

        If a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, any partnership or entity or arrangement treated as a partnership that holds our common stock, and partners in such partnerships, should consult their tax advisors.

        You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

  Non-U.S. Holder Defined

        For purposes of this discussion, a non-U.S. holder is a beneficial owner of shares of our common stock that is not, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia;

  •
  a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes);

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

  Distributions

        If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder's adjusted tax basis in our common stock, and thereafter will be treated as capital gain and will be treated as described below under "—Gain on Disposition of Common Stock."

        Subject to the discussions of effectively connected income, the Foreign Account Tax Compliance Act, or FATCA, and backup withholding below, distributions treated as dividends on our common stock held by a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or at a lower applicable treaty rate if the non-U.S. holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable. A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

        If, however, a dividend paid on our common stock is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if an applicable tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the dividend will not be subject to the 30% U.S. federal withholding tax provided the non-U.S. holder has provided the appropriate documentation, generally an IRS Form W-8ECI, to the withholding agent. Rather, the non-U.S. holder generally will be subject to U.S. federal income tax in respect of the dividend on a net income basis, at graduated rates, in substantially the same manner as U.S persons. A non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected earnings and profits attributable to such dividends.

  Gain on Disposition of Common Stock

        Subject to the discussions of FATCA and backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or other disposition of our common stock unless:

  •
  such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or disposition, and certain other conditions are met;

  •
  such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if an applicable tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States); or

  •
  our common stock constitutes a U.S. real property interest by reason of our status as a "United States real property holding corporation" for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder's holding period for our common stock.

        A non-U.S. holder described in the first bullet point generally will be subject to tax at a rate of 30% on the amount by which such non-U.S. holder's taxable capital gains allocable to U.S. sources, including gain from the sale or other disposition of our common stock, exceed capital losses allocable to U.S. sources, except as may otherwise be provided in an applicable income tax treaty.

        Gain realized by a non-U.S. holder that is effectively connected with such non-U.S. holder's conduct of a trade or business in the United States (and, if an applicable tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on a net income basis, at graduated rates, in substantially the same manner as a U.S. person. In addition, if such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected earnings and profits attributable to such gain.

        Generally, a corporation will be considered a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not expect to be treated as a USRPHC as of the date hereof; however, there can be no assurances that we are not now or will not become in the future a USRPHC. Even if, we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax as long as our common stock is regularly traded on an established securities market and the non-U.S. holder actually or constructively held 5% or less of our common stock during the shorter of the five-year period preceding the disposition or the non-U.S. holder's holding period. We can provide no assurance that our common stock will remain regularly traded.

  Foreign Account Tax Compliance Act

        Pursuant to FATCA, a 30% withholding tax will be imposed on dividends paid with respect to our common stock to "foreign financial institutions" (including non-U.S. investment funds) or "non-financial foreign entities" (each as defined in the Code and Treasury Regulations), unless they meet the information reporting requirements of FATCA. To avoid withholding, a foreign financial institution will need to enter into an agreement with the IRS that states that it will provide the IRS certain information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to its account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future United States Treasury Regulations, may modify these requirements. A non-financial foreign entity will need to provide either the name, address and taxpayer identification number of each substantial U.S. owner, or certifications of no substantial U.S. ownership to avoid withholding, unless certain exceptions apply.

        Under recently released proposed Treasury Regulations, gross proceeds on the disposition of our common stock are not subject to FATCA withholding. In its preamble to such proposed Treasury Regulations, the IRS has stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued. You should consult your tax advisor regarding the relevant U.S. law and other official guidance on FATCA withholding.

  Backup Withholding and Information Reporting

        Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, the non-U.S. holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. holder's country of residence.

        Payments of dividends or of proceeds on the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless the non-U.S. holder establishes an exemption, for example by properly certifying the non-U.S. holder's status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8.

        Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit generally may be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

        The preceding discussion of certain material U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

        BofA Securities, Inc. is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us 5,000,000 shares of our common stock.

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities. We have also agreed to reimburse the underwriter for certain of its expenses in an amount up to $25,000.

        The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriter is purchasing the shares of common stock from us at $79.50 per share (representing approximately $397.5 million aggregate proceeds to us, before we deduct our out-of-pocket expenses of approximately $0.5 million, or approximately $457.1 million if the underwriter's option to purchase additional shares described below is exercised in full). The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

Option to Purchase Additional Shares

        We have granted an option to the underwriter, exercisable for 30 days after the date of this prospectus, subject to the conditions contained in the underwriting agreement, to purchase up to 750,000 additional shares at the price per share set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

        We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities or (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

        This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Market Listing

        The shares are listed on the Nasdaq Global Market under the symbol "HQY."

Short Positions

        In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriter's option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

        Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

        Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

        In connection with this offering, the underwriter may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

        In connection with the offering, the underwriter may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

        The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

        In relation to each Member State of the European Economic Area (each a "Relevant State"), no shares have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

  (a)
  to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

  (c)
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.

        In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

        The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

        No shares have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time under the following exemptions from the UK Prospectus Regulation:

  (a)
  to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

  (c)
  in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended ("FSMA"),

provided that no such offer of the shares shall require the Issuer or the underwriter to publish a prospectus pursuant to Section 85 of FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

        Each person in the United Kingdom who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.

        In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

        The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        For the purposes of this provision, the expression an "offer to the public" in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression "UK Prospectus Regulation" means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5)

of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law; or

  (d)
  as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

        The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of HealthEquity, Inc. for the year ended January 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of WageWorks, Inc. because it was acquired by HealthEquity, Inc. in a purchase business combination during the year ended January 31, 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of WageWorks, Inc. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of WageWorks, Inc.'s internal control over financial reporting as of December 31, 2018.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information that we file with them. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically update and supersede this information.

        We are incorporating by reference the documents listed below, and all documents that we file after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of securities covered by this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended January 31, 2020;

  •
  Our Quarterly Report on Form 10-Q for the quarters ended April 30, 2020, July 31, 2020, and October 31, 2020;

  •
  Our Current Report on Form 8-K filed with the SEC on July 8, 2019, as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on July 9, 2019 (only with respect to the audited consolidated financial information of WageWorks, Inc. as of and for the fiscal years ended December 31, 2018 and 2017, filed as Exhibit 99.1 thereto, and the unaudited pro forma financial information of HealthEquity, filed as Exhibit 99.7 thereto);

  •
  Our Current Reports on Form 8-K filed with the SEC on February 18, 2020 (only with respect to Items 5.02 and 8.01), April 17, 2020, June 26, 2020, July 8, 2020 (only with respect to Item 8.01), July 9, 2020, July 13, 2020, July 15, 2020, and December 4, 2020 (only with respect to Item 5.02);

  •
  Our Definitive Proxy Statement on Schedule 14A (only to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2020); and

  •
  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-36568) filed with the SEC on July 25, 2014, including any amendment or report filed for the purpose of updating such description.

        Unless we specifically state otherwise, none of the information furnished under Item 2.02 or Item 7.01 in our Current Reports on Form 8-K is, or will be, incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, upon oral or written request copies of any documents that we have incorporated by reference into this prospectus. You can obtain copies through our Investor Relations website at ir.healthequity.com or by contacting our Executive Vice President, General Counsel and Corporate Secretary, at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020; (801) 727-1000.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        From time to time with this prospectus, we may offer an indeterminate amount of common stock, preferred stock, debt securities and warrants or any combination thereof separately or in units, and certain selling stockholders named in this prospectus may offer up to 1,473,903 shares of common stock. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. We provide more information about how we or the selling stockholders may elect to sell our securities in the section titled "Plan of Distribution" in this prospectus. Specific terms of these securities and offerings will be provided in supplements to this prospectus to the extent required by law. Before you invest, you should carefully read this prospectus and any prospectus supplement, together with the documents we incorporate by reference.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "HQY." On September 6, 2018, the last reported sale price of our common stock was $95.42 per share.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING "RISK FACTORS" IN THIS PROSPECTUS AS WELL AS THOSE IN ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2018

        This prospectus is part of an automatic registration statement that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we and the selling stockholders may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. If required by applicable law, each time we or one or more selling stockholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document. You should read both this prospectus and any prospectus supplement together with additional information incorporated herein and therein described under the heading "Where You Can Find More Information" before you make any investment decision.

        Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies) and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        The terms "we," "our" and similar terms used in the descriptions of securities contained in this prospectus refer to HealthEquity, Inc. only, and not to its subsidiaries, unless the context requires otherwise, and the term "securities" refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, units or any combination of the foregoing securities.

THE COMPANY

        We are a leader and an innovator in the high growth category of technology-enabled services platforms that empower consumers to make healthcare saving and spending decisions. Our platform provides an ecosystem where consumers can access their tax-advantaged healthcare savings, compare treatment options and pricing, evaluate and pay healthcare bills, receive personalized benefit and clinical information, earn wellness incentives, and make educated investment choices to grow their tax-advantaged healthcare savings. We can integrate with any health plan or banking institution to be the independent and trusted partner that enables consumers as they seek to manage, save and spend their healthcare dollars. We believe the secular shift to greater consumer responsibility for healthcare costs will require a significant portion of the approximately 190 million under-age 65 consumers with private health insurance in the United States to use a platform such as ours.

        The core of our ecosystem is the health savings account, or HSA, a financial account through which consumers spend and save long term for healthcare on a tax-advantaged basis. As of April 30, 2018, we were the integrated HSA platform for 124 health plan and administrator partners and for employees at more than 40,000 employer clients. Our customers include individuals, employers of all sizes, health plans, and administrators. As of January 31, 2018, we had over 3.4 million HSAs on our platform. Management estimates that this represents over 7.5 million lives.

        HealthEquity, Inc. was incorporated as a Delaware corporation on September 18, 2002. Our principal business office is located at 15 W. Scenic Pointe Dr., Ste. 100, Draper, Utah 84020. Our website address is www.healthequity.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS

        Investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading "Risk Factors" in any applicable prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and our other filings with the Securities and Exchange Commission, or SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase any of our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see the section of this prospectus titled "Where You Can Find More Information."

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements that involve risks and uncertainties. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words "may," "believes," "intends," "seeks," "anticipates," "plans," "estimates," "expects," "should," "assumes," "continues," "could," "will," "future" and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this prospectus and the information incorporated by reference in this prospectus.

        Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

  •
  our ability to compete effectively in a rapidly evolving healthcare industry;

  •
  our dependence on the continued availability and benefits of tax-advantaged health savings accounts;

  •
  the significant competition we face and may face in the future, including from those with greater resources than us;

  •
  cybersecurity breaches of our platform and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

  •
  the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

  •
  our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;

  •
  our reliance on partners and third party vendors for distribution and important services;

  •
  our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

  •
  our ability to develop and implement updated features for our platform and successfully manage our growth;

  •
  our ability to protect our brand and other intellectual property rights;

  •
  our reliance on our management team and key team members; and

  •
  other risks and factors listed under "Risk Factors" and elsewhere in this prospectus and the information incorporated by reference in this prospectus.

        In light of these risks, uncertainties and other factors, the forward-looking statements contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of securities by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for recently completed fiscal years and any required interim periods will be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference in the future.

DESCRIPTION OF SECURITIES

Common Stock

        Subject to any preferential rights of any preferred stock created by our board of directors, each outstanding share of our common stock is entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power with respect to any preferred stock that is issued.

        Each holder of our common stock is entitled to one vote for each share of common stock and does not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding-up of the Company, holders of our common stock will be entitled to receive on a pro-rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock, if any.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "HQY". All shares of our common stock currently issued and outstanding are fully paid and non-assessable. Shares of our common stock offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable.

Preferred Stock

        The particular terms of any series of preferred stock will be set forth in the prospectus supplement relating to the offering.

        The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock will also be set forth in the prospectus supplement relating to the offering. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the series.

Debt Securities

        We may issue debt securities from time to time, in one or more series. The paragraphs below describe the general terms and provisions of the debt securities we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

        We have summarized below the material provisions of the indenture that will govern debt securities that we may issue, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any applicable prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. These documents will be filed as an exhibit to the registration statement of which this prospectus forms a part or will be incorporated by reference from another report that we file with the SEC. Please read "Where You Can Find More Information" in this prospectus to find out how you can obtain a copy of those documents. References to an "indenture" are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

  General

        The indenture:

  •
  does not limit the amount of debt securities that we may issue;

  •
  allows us to issue debt securities in one or more series;

  •
  does not require us to issue all of the debt securities of a series at the same time; and

  •
  allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

        The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

  •
  the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

  •
  the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

  •
  the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

  •
  if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

  •
  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

  •
  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

  •
  the date or dates, or the method for determining the date or dates, from which interest will accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for interest payment dates, or the method by which we will determine those dates;

  •
  the persons to whom interest will be payable;

  •
  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  any collateral securing the performance of our obligations under the debt securities;

  •
  the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

  •
  where the debt securities may be surrendered for registration of transfer or conversion or exchange;

  •
  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

  •
  any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

  •
  any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

  •
  the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

  •
  whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

  •
  whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

  •
  whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

  •
  any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

  •
  whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

  •
  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

  •
  any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

  •
  any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

  Events of Default

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indenture with respect to any series of debt securities, we mean:

  •
  our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

  •
  our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

  •
  our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

  •
  certain events of bankruptcy, insolvency or reorganization occur with respect to the Company or any restricted subsidiary of the Company that is a significant subsidiary (as defined in the indenture).

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived and all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel have been paid.

        The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

        The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

        The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

  Modification, Amendment, Supplement and Waiver

        Without notice to or the consent of any holder of any debt security, we and the trustee may modify, amend or supplement the indenture or the debt securities of a series:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

  •
  to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

  •
  to create a series and establish its terms;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

  •
  to add a guarantor subsidiary in respect of any series of debt securities;

  •
  to secure any series of debt securities;

  •
  to add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

  •
  to appoint a successor trustee with respect to the securities;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  •
  to make any change that does not adversely affect the rights of holders; or

  •
  to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

        The indenture will provide that we and the trustee may modify, amend, supplement or waive any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly modified, amended, supplemented or waived, a modification, amendment, supplement or waiver may not:

  •
  reduce the amount of debt securities of such series whose holders must consent to a modification, amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest, including defaulted interest;

  •
  reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

  •
  make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

  •
  modify the ranking or priority of the debt securities of the relevant series;

  •
  release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

  •
  make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

  •
  waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

  •
  make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

  Defeasance

        The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

  •
  depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay interest, if any, on and the principal of the debt securities of such series to their maturity or redemption; and

  •
  complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

  •
  depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay interest, if any, on and the principal of the debt securities of such series to their maturity or redemption; and

  •
  complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal of and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

  Transfer and Exchange

        A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

  Concerning the Trustee

        Debt securities will be issued under an indenture between the Company and Wells Fargo Bank, National Association, as trustee. The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if the trustee acquires any conflicting interest as defined in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

  No Recourse Against Others

        The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor's past, present or future stockholders, employees, officers or directors.

  Governing Law; Jury Trial Waiver

        The laws of the State of New York will govern the indenture and the debt securities. The indenture provides that we and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture or the debt securities.

Warrants

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

        If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement and any free writing prospectus related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units

        We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement or related free writing prospectus, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain United States federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

SELLING STOCKHOLDERS

        The following table provides the name of each selling stockholder and the number of shares of our common stock offered by each selling stockholder under this prospectus. Each selling stockholder listed below has previously been granted registration rights with respect to the shares offered pursuant to that Amended and Restated Registration Rights Agreement, dated as of August 11, 2011, among the Company and the investors listed on Schedule I thereto. The shares offered by this prospectus may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.

        Information with respect to beneficial ownership is based on our records, information filed with the SEC or the most recent information furnished to us by each selling stockholder. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering(1)
			Number of Shares Being Sold
Name	Number (#)	Percent(2)		Number (#)	Percent(2)
Berkley Capital Investors, L.P.(3)	704,618	1.1%	704,618	—	0
Stephen D. Neeleman, M.D.(4)	834,259	1.2%	769,285	64,974	*

*
Denotes ownership of less than 1% of the outstanding shares of common stock.

(1)
Assumes that all of the shares of common stock registered by the selling stockholders have been sold.

(2)
Based on 62,261,227 shares of our common stock issued and outstanding as of August 31, 2018.

(3)
Berkley Capital Investors, L.P., a Delaware limited partnership ("Berkley Investors"), is the record holder of 704,618 shares of our common stock. Berkley Capital, LLC, a Delaware limited liability company ("Berkley Capital"), is the general partner of Berkley Investors. Berkley Capital is an indirect, wholly owned subsidiary of W. R. Berkley Corporation, a Delaware corporation ("W. R. Berkley" and, together with Berkley Investors and Berkley Capital, the "Berkley Companies"), and as such, the securities held of record by Berkley Investors may be deemed to be beneficially owned by W. R. Berkley. The voting and dispositive power over the shares is shared by the Berkley Companies. The address of each of Berkley Investors, Berkley Capital, and W. R. Berkley is 475 Steamboat Road, Greenwich, CT 06830.

(4)
Consists of (i) 566,285 shares held of record by The Stephen and Christine Neeleman Trust; (ii) 64,974 shares issuable upon exercise of outstanding options exercisable within 60 days of September 6, 2018; and (iii) 203,000 shares held of record by Neeleman Family Holdings, LLC, a Utah limited liability company ("Family Holdings"). Dr. Neeleman is the manager of Family Holdings and as such holds sole voting and dispositive power over the shares held of record by Family Holdings. Dr. Neeleman disclaims beneficial ownership of the shares held by Family Holdings except to the extent of his pecuniary interest therein. Dr. Neeleman also holds 23,764 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

PLAN OF DISTRIBUTION

        We and any selling stockholder (including any selling stockholder's transferees, assignees or other successors-in-interest) may sell the securities offered under this prospectus in any one or more of the following ways from time to time:

  •
  through agents;

  •
  to or through underwriters;

  •
  through brokers or dealers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  directly to one or more purchasers, including through a specific bidding, auction or other process;

  •
  through a combination of any of these methods of sale; or

  •
  any other method permitted by applicable law.

        The securities may be sold in one or more transactions at:

  •
  fixed prices;

  •
  prevailing market prices at the time of sale;

  •
  prices related to the prevailing market prices;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

        These sales may be effected in transactions:

  •
  on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the NASDAQ Stock Market;

  •
  in the over-the-counter market;

  •
  otherwise than on such exchanges or services or in the over-the-counter market;

  •
  through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the selling stockholders of derivative securities);

  •
  through the settlement of short sales; or

  •
  through a combination of the foregoing.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

        If required by applicable law, we will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

  •
  the names of any agents, underwriters, brokers or dealers;

  •
  the purchase price of the securities and the net proceeds from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any securities exchanges on which the shares of common stock may be listed; and

  •
  any other information we think is material.

        In addition, any selling stockholder may sell securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

        We and the selling stockholders may sell securities from time to time through agents. We will name any agent involved in the offer or sale of such securities and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

        In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us or the selling stockholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, a selling stockholder or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf or on behalf of any selling stockholders that participate in a distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

        The aggregate amount of compensation in the form of underwriting discounts, concessions or fees and any profit on the resale of shares by the selling stockholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory, Inc. Rule 5110 will not exceed 8% of the gross proceeds of the offering to the selling stockholders.

        In connection with the distribution of the common stock covered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with a selling stockholder. A selling stockholder may also sell shares of common stock short and deliver the shares of common stock offered by this prospectus to close out short positions. A selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. A selling stockholder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with a broker or other agreements with lenders. Upon a default, the broker or lender may offer and sell such pledged shares from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

        Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or a selling stockholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

        The selling stockholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

        There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, Willkie Farr & Gallagher LLP will pass upon the validity of the securities offered hereby. If any legal matters relating to offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in management's report on internal control over financial reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information that we file with them. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically update and supersede this information.

        We are incorporating by reference the documents listed below, and all documents that we file after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of securities covered by this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended January 31, 2018;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2018, filed with the SEC on June 7, 2018, and July 31, 2018, filed with the SEC on September 6, 2018; and

  •
  Our Current Reports on Form 8-K filed with the SEC on March 28, 2018 (solely with respect to Item 5.02 thereof), April 6, 2018, June 21, 2018, July 6, 2018, and July 27, 2018.

  •
  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-36568) filed with the SEC on July 25, 2014, including any amendment or report filed for the purpose of updating such description.

        Unless we specifically state otherwise, none of the information furnished under Item 2.02 or Item 7.01 in our Current Reports on Form 8-K is, or will be, incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, upon oral or written request copies of any documents that we have incorporated by reference into this prospectus. You can obtain copies through our Investor Relations website at ir.healthequity.com or by contacting our Executive Vice President, General Counsel and Corporate Secretary, at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020; (801) 727-1000.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

$401,500,000

Common Stock

PROSPECTUS SUPPLEMENT

February 16, 2021

BofA Securities